3: FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

NOLAND COMPANY

(Exact name of registrant as specified in charter)

A Virginia Corporation IRS Identification #54-0320170

Commission File No. #2-27393

80 29th Street

Newport News, VA 23607

Telephone: (757) 928-9000

Item 9. Regulation FD Disclosure

This Current Report on Form 8-K and the earnings press release attached hereto are being furnished by Noland Company (the "Company") pursuant to Item 12 of Form 8-K, in accordance with SEC Release Nos. 33-8216; 34-47583, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the three months ended March 31, 2003.

On April 24, 2003, the Company issued a press release regarding its earnings for the first quarter ended March 31, 2003. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant of the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Noland Company

Date: April 24, 2003 _ By: Arthur P. Henderson, Jr.

Arthur P. Henderson, Jr.

Vice resident - Finance